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                                                                    EXHIBIT 3.03
                                                                    ------------

BY ACQUIRING THIS BRIDGE NOTE, THE HOLDER SHALL BE DEEMED TO REPRESENT AND WARRANT TO THE COMPANY AND TO ANY AND EVERY PRIOR HOLDER OF THIS BRIDGE NOTE THAT (i) THE HOLDER IS ACQUIRING THE SECURITIES SO ACQUIRED FOR THE HOLDER'S OWN ACCOUNT, FOR INVESTMENT, AND NOT WITH A VIEW TO THE RESALE OR OTHER TRANSFER THEREOF IN A DISTRIBUTION, HAVING NO PARTICIPATION IN ANY SUCH UNDERTAKING AND NO PARTICIPATION IN THE UNDERWRITING THEREOF, (ii) THE HOLDER CAN AFFORD TO LOSE THE ENTIRETY OF THE HOLDER'S INVESTMENT IN SUCH SECURITIES AND (iii) THE HOLDER IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF ACQUIRING SUCH SECURITIES. BY ACQUIRING THIS BRIDGE NOTE, THE HOLDER SHALL BE DEEMED TO COVENANT WITH THE COMPANY AND WITH ANY AND EVERY PRIOR HOLDER OF THIS NOTE THAT THE HOLDER WILL NOT RESELL, PLEDGE OR OTHERWISE TRANSFER ANY OR ALL OF THE SECURITIES SO ACQUIRED UNLESS AND UNTIL EITHER SUCH SECURITIES ARE REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS OR ELSE THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IN FORM REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED TRANSFER DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE SECURITIES LAWS.

                                   BRIDGE NOTE

$[Principal Amount]                                                New Haven, CT
_______________                                                           [Date]

      For value received, the undersigned, DSL.net, Inc., a Delaware corporation (the "Company"), promises to pay to [name of Holder], a [state of formation] [type of entity] (together with its successors and permitted transferees and assigns, the "Holder"), at the offices of Company located at 545 Long Wharf Drive, New Haven, Connecticut, or at such other place as Company may designate in writing to the undersigned, in lawful money of the United States of America, and in immediately available funds, the principal sum of [________________] AND NO/100 DOLLARS ($_______________________), together with interest on the principal balance from time to time outstanding hereunder (computed on the basis of a 360-day year for the actual number of days elapsed) from the date hereof until paid in full at a per annum rate equal to twelve percent (12.0%), compounded annually. This Note constitutes one of several "Bridge Notes" as defined in that certain DSL.net, Inc. Series Y Preferred Stock Purchase Agreement dated as of December 24, 2001 (the "Stock Purchase Agreement") among the Company and the investors (including, without limitation, the initial Holder) listed on Schedule A thereto. Capitalized terms used and not otherwise
                  ----------
defined herein have the meanings ascribed to them in the Stock Purchase
Agreement.

      1.    Payment.
            -------

            1.1 The principal balance and accrued interest under this Note shall be payable in accordance with all terms and conditions of the Stock Purchase Agreement as follows:

                  a. principal hereof shall be repaid pro rata with principal outstanding under the other Bridge Notes solely from the proceeds of the sale of shares of the Company's Series Y Convertible Preferred Stock, par value $.001 per share (the "Series Y Shares"), at the Second Closing and, if the aggregate
                ---------------
principal of the Bridge Notes is not repaid in full prior to the Third Closing, then at

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the Third Closing, in each case, concurrently with the consummation thereof, and all interest on the Bridge Notes shall be forgiven on the principal that is repaid at such Closings; or

                  b. in the event the Second Closing and Third Closing have not been consummated by June 30, 2002 (other than as a result of a breach by any of the Investors of its obligations under Section 1.1 of the Stock Purchase Agreement or a breach by any of the Investors of its obligations contained in
Section 2 of the Series Y Voting Agreement that, in either case, is not effectively remedied, waived or cured within ten (10) business days following such breach in performance or noncompliance), the entire principal balance and accrued interest then outstanding under this Note and all other Bridge Notes shall be due and payable on July 1, 2002.

The Company's obligation for the payment of principal and interest under this Note shall rank pari passu with the other Bridge Notes. The Company covenants that it shall make any and all payments of principal and interest due to the holders of the Bridge Notes in proportion to the outstanding balance under such Bridge Notes. If the Holder uses any portion of the principal of this Note to pay a portion of the purchase price for Series Y Shares at the Second Closing or Third Closing, the amount of principal so used shall be deemed to have been repaid for purposes of Section 1.1 hereof.

            1.2 Interest shall accrue on any amount past due hereunder at a rate equal to four percent (4.0%) per annum in excess of the interest rate otherwise payable hereunder. All such interest shall be due and payable on demand.

            1.3 In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is inadvertently paid by the undersigned or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the undersigned shall notify the Holder in writing that the undersigned elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the undersigned not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the undersigned under applicable law.

            1.4   Subject to Section 1.1 above, the Company may prepay this
Note in whole or in part, with all interest accrued to the date of such prepayment.

            1.5   THE UNDERSIGNED, AND THE HOLDER BY ACCEPTING THIS NOTE,
EACH AGREE AND STIPULATE THAT THE ONLY CHARGE IMPOSED UPON THE UNDERSIGNED FOR THE USE OF MONEY IN CONNECTION WITH THIS NOTE IS AND SHALL BE THE INTEREST DESCRIBED IN THE FIRST PARAGRAPH HEREOF, AND FURTHER AGREE AND STIPULATE THAT ALL OTHER CHARGES IMPOSED BY THE HOLDER ON THE UNDERSIGNED IN CONNECTION WITH THIS NOTE, INCLUDING WITHOUT LIMITATION, ALL DEFAULT CHARGES, LATE CHARGES AND ATTORNEYS' FEES, ARE CHARGES MADE TO COMPENSATE THE HOLDER FOR UNDERWRITING OR ADMINISTRATIVE SERVICES AND COSTS OR LOSSES PERFORMED OR INCURRED, AND TO BE PERFORMED OR INCURRED, BY THE HOLDER IN CONNECTION WITH THIS NOTE AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO BE CHARGES FOR THE USE OF MONEY. ALL CHARGES OTHER THAN CHARGES FOR THE USE OF MONEY SHALL BE FULLY EARNED AND NONREFUNDABLE WHEN DUE.

            2.    Subordination of Obligations under this Note. The Company,
                  --------------------------------------------
for itself, its successors and assigns, covenants and agrees, and the Holder by such holder's acceptance hereof, likewise covenants and agrees, that notwithstanding any other provision of the Stock Purchase Agreement or this Note, the payment of the principal of and interest on this Note (other than the payment of this Note

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as contemplated by Section 1.1(a) above, as long as the proceeds from such repayment is simultaneously used to purchase Series Y Shares, or by the cancellation of this Note as payment of the purchase price for the Series Y Shares as contemplated by Section 1.2(e) of the Stock Purchase Agreement) shall be subordinated in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt (as hereinafter defined) at any time outstanding. The provisions of this Section 2 shall constitute a continuing representation to all Persons who, in reliance upon such provisions, become the holders of or continue to hold Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they or any of them may proceed to enforce such provisions against the Company or against the Holder of this Note without the necessity of joining the Company as a party. At any time a holder of Senior Debt requests that the Holder enter into a subordination agreement to reflect the subordination of the indebtedness evidenced by this Note, the Holder of this Note shall enter into any such subordination agreement reasonably requested by such holder of Senior Debt.

            3.    Senior Debt Defined. The term "Senior Debt" shall mean all
                  -------------------
indebtedness of the Company for money borrowed from banks or other institutional lenders, including any extension or renewals thereof, whether outstanding on the date hereof or thereafter created or incurred, which is not by its terms subordinate and junior to or on a parity with this Note.

            4.    Events of Default. The occurrence of any of the following
                  -----------------
shall constitute an "Event of Default" by the Company under this Note:

            (i) Company shall fail to pay in full any principal, accrued interest or other amounts due to Holder under the Note when due;

            (ii) Company shall default in the performance of or compliance with any material covenant, representation, warranty, agreement or other material obligation of Company contained in the Stock Purchase Agreement, Voting Agreements, Stockholders Agreement or this Note that is not remedied, waived or cured within ten (10) business days following such default in performance or noncompliance (provided that there shall be no cure period applicable to the failure by the Company to pay in full any principal, accrued interest or other amounts due to Holder hereunder);

            (iii) Any Stockholder (as defined in the VantagePoint Voting Agreement) shall default in the performance of or compliance with the obligations of such Stockholder contained in Section 2 of the Voting Agreement executed by such Stockholder that is not remedied, waived or cured within ten
(10) days following such default in performance or noncompliance;

            (iv) the institution by Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by Company in furtherance of any such action;

            (v) within forty-five (45) days after the commencement of an action against Company (and service of process in connection therewith on Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of Company or all orders or proceedings thereunder affecting the operations or the business of Company stayed or the stay of any such order or proceeding shall thereafter be set aside, or within forty-five (45) days after the appointment

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without the consent or acquiescence of Company of any trustee, receiver or liquidator of Company, such appointment shall not have been vacated; or

            (vi) any plan of liquidation or dissolution or winding up is adopted by Company's board of directors or stockholders or the Company is involuntarily dissolved or otherwise wound up.

            5.    Remedies Upon Default.
                  ---------------------

            5.1 Upon the occurrence of any Event of Default, the Holder may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained in this Note or in aid of the exercise of any power granted in this Note, and may at its option by notice to the Company declare all or any part of the unpaid principal amount of this Note then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon and all other sums, if any, payable under this Note, shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the Holder may proceed to enforce payment of such amount or part thereof in such manner as it may elect.

            5.2 No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of any such right or of any other right of Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The rights and remedies of Holder shall be cumulative and may be pursued singly, successively or together, in the sole discretion of Holder.

            5.3 The Company hereby waives (a) all presentments, demands for performance, notice of nonperformance (except to the extent specifically required by the provisions hereof), (b) any requirement of diligence or promptness on the part of any holder of this Note in the enforcement of its rights under this Note, (c) except to the extent required by other provisions of this Note, any and all notices of every kind and description which may be required to be given by any statute or rule of law, and (d) any defense of any kind which it may now or hereafter have with respect to its liability under this Note.

            6.    Miscellaneous.
                  -------------

            6.1 The Company shall pay all expenses incurred by the Holder in the collection of this Note, including, without limitation, the reasonable fees and disbursements of counsel to the Holder, if this Note is collected by or through an attorney-at-law.

            6.2 THE UNDERSIGNED AGREES THAT ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE, UNCONDITIONAL AND, FOR THE PURPOSES OF MAKING PAYMENTS HEREUNDER, THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM.

            6.3 No delay or failure on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

            6.4 This Note may only be amended by the Company with the consent of the holders of 50% or more of the aggregate principal amount then outstanding under all the Bridge Notes executed in connection with the Stock Purchase Agreement. All amendments to this Note, and any waiver or consent of the Holder, must be in writing and signed by such parties.

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            6.5   THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF CONNECTICUT.

            6.6 This Note shall be binding upon the successors and permitted assigns of the undersigned. The Company may not assign this Note to any person or entity without the prior written consent of the Holder. A holder of this Note may not assign or transfer this Note prior to July 1, 2002 to any person or entity without the prior written consent of the undersigned.

            6.7 Any notice, demand, consent, declaration or other communication hereunder shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) business days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission; (c) one (1) business day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below its signature hereto, in the case of the undersigned, and as specified in the first paragraph hereof, in the case of Holder, or to such other address (or facsimile number) as may be substituted by notice given as herein provided.

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      IN WITNESS WHEREOF, the undersigned has executed under seal and delivered this Note as of the date and year first written above.

                                        DSL.NET, INC.

                                        By: ___________________________________
                                            Title: ____________________________





                                        Address for Notices:


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